Exhibit 99.1
Lyft Reports Strong Q1 2026 Financial Results
Active Riders growth of 17% year over year
Gross Bookings growth of 19% year over year

SAN FRANCISCO, CA, May 7, 2026 - Lyft, Inc. (Nasdaq: LYFT) today announced financial results for the first quarter ended March 31, 2026.
“Our customer-obsessed comeback continues,” said Lyft CEO David Risher. “We delivered on all our financial commitments, grew share in the United States, and deepened our global expansion. Looking ahead, our state-of-the-art Flexdrive AV operation in Nashville sets the stage for a hybrid AV future. Lyft is performing while transforming.”
“We’ve executed another strong quarter with double-digit year-over-year growth across Active Riders and Gross Bookings, while generating over $1 billion in cash for the trailing twelve months,” said CFO Erin Brewer. “These results reflect the strength of our foundation and drives confidence in our growth to accelerate in Q2.”
First Quarter 2026 Financial Highlights
•Gross Bookings of $4.9 billion, up 19% year over year.
•Revenue of $1.7 billion, up 14% year over year.
•Net income of $14.2 million compared to $2.6 million in Q1'25.
◦Net income as a percentage of Gross Bookings of 0.3% compared to 0.1% in Q1'25.
•Adjusted EBITDA up 25% year over year to $132.8 million compared to $106.5 million in Q1'25.
◦Adjusted EBITDA margin as a percentage of Gross Bookings of 2.7% compared to 2.6% in Q1'25.
•Net cash provided by operating activities of $307.7 million compared to $287.2 million in Q1'25.
◦For the trailing twelve months, net cash provided by operating activities was $1.2 billion.
•Free cash flow of $287.3 million compared to $280.7 million in Q1'25.
◦For the trailing twelve months, free cash flow was $1.1 billion, an all-time high.
First Quarter 2026 Operational Highlights
•Active Riders, our leading indicator of growth, was up 17% year over year to 28.3 million, a record Q1 and 6th consecutive quarter of double-digit growth.
•This week, we closed our acquisition of Gett’s UK business, making Lyft one of London’s most comprehensive mobility platforms in Europe’s largest taxi and ride-hail market.
•Announced our Nashville Flexdrive AV operations will open this fall.
•Confirmed our first Baidu vehicles have been secured in the UK.
•Nearly 27% of rides in North America were linked to a partnership, an all-time high, and we have expanded offerings across some of our largest partnerships including Chase, DoorDash, and United Airlines.
Second Quarter 2026 Outlook
•Gross Bookings of approximately $5.30 billion to $5.43 billion, up approximately 18% to 21% year over year.
•Adjusted EBITDA of approximately $160 million to $180 million
◦Adjusted EBITDA margin (calculated as a percentage of Gross Bookings) of approximately 3.0% to 3.3%.
We have not provided the forward-looking GAAP equivalent to our non-GAAP outlook or a GAAP reconciliation as a result of the uncertainty regarding, and the potential variability of reconciling items such as stock-based compensation and income tax. Accordingly, a reconciliation of these non-GAAP guidance metrics to their corresponding GAAP equivalent is not available without unreasonable effort. However, it is important to note that the reconciling items could have a significant effect on future GAAP results. We have provided historical reconciliations of GAAP to non-GAAP metrics in tables at the end of this release. For more information regarding the non-GAAP financial measures discussed in this earnings release, please see “GAAP to non-GAAP Reconciliations” below.
Financial and Operational Results

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
	(in millions, except for percentages)
Active Riders	28.3	29.2	24.2
Rides	236.9	243.5	218.4
Gross Bookings	$4,946.0	$5,074.2	$4,162.4
Revenue	$1,650.5	$1,592.7	$1,450.2
Net income	$14.2	$2,755.1	$2.6
Net income as a percentage of Gross Bookings	0.3%	54.3%	0.1%
Adjusted EBITDA	$132.8	$154.1	$106.5
Adjusted EBITDA margin (calculated as a percentage of Gross Bookings)	2.7%	3.0%	2.6%
Net cash provided by operating activities	$307.7	$246.2	$287.2
Free cash flow	$287.3	$227.6	$280.7
Note: Information on our key metrics and non-GAAP financial measures is also available on our Investor Relations page.
Definitions of Key Metrics
Active Riders
The number of Active Riders is a key indicator of the scale of Lyft’s user community. Lyft defines Active Riders as all unique riders who have taken at least one ride during the quarter. If a ride is requested by another organization or person for the benefit of a rider, that rider is only included in the calculation of Active Riders if the ride is accessible in the rider’s Lyft App.
Rides
Rides represent the level of usage of our multimodal platform. Lyft defines Rides as the total number of rides completed using our multimodal platform that contribute to our revenue. These include any Rides taken through our Lyft App. If multiple riders take a private rideshare ride, including situations where one party picks up another party on the way to a destination, or splits the bill, we count this as a single rideshare ride. Each unique segment of a Shared Ride is considered a single Ride. For example, if two riders successfully match in Shared Ride mode and both complete their Rides, we count this as two Rides. We have largely shifted away from Shared Rides, and now only offer Shared Rides in limited markets. Lyft includes all Rides taken by riders via our Concierge offering, even though such riders may be excluded from the definition of Active Riders unless the ride is accessible in that rider’s Lyft App.
Gross Bookings
Gross Bookings is a key indicator of the scale and impact of our overall platform. Lyft defines Gross Bookings as the total dollar value of transactions including any applicable taxes, tolls and fees, for rides and other offerings provided by Lyft, excluding tips to drivers.
Adjusted EBITDA margin (calculated as a percentage of Gross Bookings)
Adjusted EBITDA margin (calculated as a percentage of Gross Bookings) is calculated by dividing Adjusted EBITDA for a period by Gross Bookings for the same period. For the definition of Adjusted EBITDA, refer to “Non-GAAP Financial Measures”.
Webcast
Lyft will host a webcast today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss these financial results and business highlights. Supplemental materials, including management’s prepared remarks, will be available on the Company’s Investor Relations page in advance of the call. To listen to a live audio webcast, please visit our Investor Relations page at https://investor.lyft.com/. The archived webcast will be available on our Investor Relations page shortly after the call.

About Lyft
Whether it’s an everyday commute or a journey that changes everything, Lyft is driven by our purpose: to serve and connect. Founded in 2012, Lyft has grown into a global mobility platform offering a mix of rideshare, taxis, private hire vehicles, executive chauffeur services, car sharing, bikes, and scooters across six continents and thousands of cities. Millions of drivers have chosen to earn on billions of rides - helping to create a more connected world, with transportation options for everyone.
Available Information
Lyft announces material information to the public about Lyft, its products and services and other matters through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, webcasts, the investor relations section of its website (investor.lyft.com), its X accounts (@lyft and @davidrisher), its Chief Executive Officer’s LinkedIn account (linkedin.com/in/jdavidrisher) and its blogs (including: lyft.com/blog, lyft.com/hub, and eng.lyft.com) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or Lyft’s future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Lyft’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, Lyft’s guidance and outlook, including expectations for the second quarter of 2026, and the trends and assumptions underlying such guidance and outlook, Lyft’s expectations regarding its share repurchase program, including the timing of repurchases thereunder, Lyft’s plans and expectations regarding its new and existing strategic partnerships and the benefits such partnerships will provide, Lyft’s expectations regarding its products and features, Lyft’s expectations regarding AV technology, including the deployment of AVs, and Lyft’s expectations regarding its acquisitions and their anticipated impacts on Lyft’s international operations and financial results, and risks related to their integrations and operations. Lyft’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks related to the macroeconomic environment and risks regarding our ability to forecast our performance due to our limited operating history and the macroeconomic environment and the risk that our partnerships may not materialize as expected. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Lyft’s filings with the Securities and Exchange Commission (“SEC”), including in our Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q filed with the SEC. The forward-looking statements in this release are based on information available to Lyft as of the date hereof, and Lyft disclaims any obligation to update any forward-looking statements, except as required by law. This press release discusses “customers”. For rideshare in North America, there are generally two customers in every car - the driver is Lyft’s customer, and the rider is the driver’s customer. We care about both.
Non-GAAP Financial Measures
To supplement Lyft's financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, Lyft considers certain financial measures that are not prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted EBITDA margin (calculated as a percentage of Gross Bookings) and free cash flow. Lyft defines Adjusted EBITDA as net income (loss) adjusted for interest expense, other income (expense), net, provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation expense, payroll tax expense related to stock-based compensation, as well as, if applicable, sublease income, gain from lease termination, restructuring charges, costs related to acquisitions, divestitures and other corporate matters, and certain legal, tax, and regulatory reserve changes and settlements. Adjusted EBITDA margin (calculated as a percentage of Gross Bookings) is calculated by dividing Adjusted EBITDA for a period by Gross Bookings for the same period and is considered a key metric. Lyft defines free cash flow as GAAP net cash provided by (used in) operating activities less purchases of property and equipment and scooter fleet.
Lyft subleases certain office space and earns sublease income. Sublease income is included within other income, net on the condensed consolidated statement of operations, while the related lease expense is included within operating expenses and loss from operations. Lyft believes the adjustment to include sublease income in Adjusted EBITDA is useful to investors by enabling them to better assess Lyft’s operating performance, including the benefits of recent transactions, by presenting sublease income as a contra-expense to the related lease charges that are part of operating expenses.

Lyft excludes certain costs related to acquisitions including due diligence costs, professional fees in connection with an acquisition, certain financing costs, and certain integration-related expenses. These expenses are unpredictable, and depend on factors that may be outside of our control and are not reflective of our ongoing core operations. In addition, the size and complexity of an acquisition, which often drives the magnitude of costs related to acquisitions, may not be indicative of such future costs. We believe excluding costs related to acquisitions, divestitures and other corporate matters facilitates the comparison of our financial results to our historical operating results and to other companies in the industry.
Certain legal, tax, and regulatory reserve changes and settlements are primarily related to certain reserves and/or settlements for significant legal proceedings or governmental investigations and the associated fees. These matters have limited precedent, cover extended historical periods and are unpredictable in both magnitude and timing, therefore are distinct from normal, recurring legal, tax and regulatory matters and related expenses incurred in our ongoing operating performance.
Lyft uses its non-GAAP financial measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance. Free cash flow is a measure used by our management to understand and evaluate our operating performance and trends. We believe free cash flow is a useful indicator of liquidity that provides our management with information about our ability to generate or use cash to enhance the strength of our balance sheet, further invest in our business and pursue potential strategic initiatives. Free cash flow has certain limitations, including that it does not reflect our future contractual commitments and it does not represent the total increase or decrease in our cash balance for a given period. Free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs.
Lyft’s definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Furthermore, these measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statement of operations that are necessary to run our business. Thus, our non-GAAP financial measures should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

Contacts
Erin Rheaume, Investor Relations	Stephanie Rice, Media
ir@lyft.com	press@lyft.com

Lyft, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except for per share data)
(unaudited)

	March 31, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$1,034,869	$1,132,009
Short-term investments	686,066	705,172
Prepaid expenses and other current assets	1,001,596	1,082,334
Total current assets	2,722,531	2,919,515
Restricted cash and cash equivalents	792,507	705,361
Restricted investments	1,205,793	1,230,758
Investments	47,020	47,066
Property and equipment, net	438,733	418,530
Operating lease right-of-use assets	159,347	165,579
Intangible assets, net	166,383	178,944
Goodwill	435,043	439,754
Deferred tax assets	2,900,684	2,906,135
Other assets	21,926	18,411
Total assets	$8,889,967	$9,030,053
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$114,864	$120,464
Insurance reserves	2,245,010	2,180,426
Accrued and other current liabilities	2,277,930	2,196,863
Operating lease liabilities, current	28,093	28,068
Total current liabilities	4,665,897	4,525,821
Operating lease liabilities	152,694	159,904
Long-term debt, net of current portion	986,618	1,002,404
Other liabilities	58,822	68,401
Total liabilities	5,864,031	5,756,530
Stockholders’ equity
Preferred stock, $0.00001 par value; 1,000,000 shares authorized as of March 31, 2026 and December 31, 2025; no shares issued and outstanding as of March 31, 2026 and December 31, 2025	—	—
Common stock, $0.00001 par value; 18,000,000 Class A shares authorized as of March 31, 2026 and December 31, 2025; 382,531 and 400,856 Class A shares issued and outstanding, as of March 31, 2026 and December 31, 2025, respectively; 87,220 Class B shares authorized as of March 31, 2026 and December 31, 2025; no Class B shares issued and outstanding as of March 31, 2026 and December 31, 2025	4	4
Additional paid-in capital	10,436,177	10,687,017
Accumulated other comprehensive (loss) income	(10,372)	625
Accumulated deficit	(7,399,873)	(7,414,123)
Total stockholders’ equity	3,025,936	3,273,523
Total liabilities and stockholders’ equity	$8,889,967	$9,030,053

Lyft, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except for per share data)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue	$1,650,489	$1,450,172
Costs and expenses
Cost of revenue	864,144	862,874
Operations and support	124,355	106,335
Research and development	124,152	112,495
Sales and marketing	272,936	182,017
General and administrative	270,236	215,300
Total costs and expenses	1,655,823	1,479,021
Loss from operations	(5,334)	(28,849)
Interest expense	(5,225)	(6,150)
Other income, net	30,328	40,917
Income before income taxes	19,769	5,918
Provision for income taxes	5,519	3,351
Net income	$14,250	$2,567
Net income per share attributable to common stockholders
Basic	$0.04	$0.01
Diluted	$0.04	$0.01
Weighted-average number of shares outstanding used to compute net income per share attributable to common stockholders
Basic	395,071	419,047
Diluted	402,487	424,024
Stock-based compensation included in costs and expenses:
Cost of revenue	$7,288	$7,455
Operations and support	3,348	2,652
Research and development	40,203	38,263
Sales and marketing	4,685	5,075
General and administrative	31,354	39,713

Lyft, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities
Net income	$14,250	$2,567
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	36,625	33,572
Stock-based compensation	86,878	93,158
Deferred income tax	1,870	121
Amortization of premium on marketable securities	173	33
Accretion of discount on marketable securities	(13,374)	(21,482)
Amortization of debt discount and issuance costs	1,165	927
Loss (gain) on sale and disposal of assets, net	3,216	(371)
Other	526	(332)
Changes in operating assets and liabilities, net effects of acquisition
Prepaid expenses and other assets	73,937	(9,027)
Operating lease right-of-use assets	7,418	5,497
Accounts payable	(8,184)	800
Insurance reserves	64,585	122,142
Accrued and other liabilities	46,820	67,375
Lease liabilities	(8,226)	(7,746)
Net cash provided by operating activities	307,679	287,234
Cash flows from investing activities
Purchases of marketable securities	(960,203)	(1,028,810)
Proceeds from sales of marketable securities	129,629	71,204
Proceeds from maturities of marketable securities	884,871	1,014,047
Proceeds from maturities of term deposits	—	2,194
Purchases of property and equipment and scooter fleet	(20,423)	(6,500)
Sales of property and equipment	16,689	13,523
Other investing activities	239	—
Net cash provided by investing activities	50,802	65,658
Cash flows from financing activities
Repayment of loans	(19,983)	(16,492)
Repurchase of Class A common stock	(300,000)	—
Taxes paid related to net share settlement of equity awards	(34,699)	(24,294)
Principal payments on finance lease obligations	(11,485)	(10,903)
Other financing activities	(425)	—
Net cash used in financing activities	(366,592)	(51,689)
Effect of foreign exchange on cash, cash equivalents and restricted cash and cash equivalents	(1,883)	(349)
Net (decrease) increase in cash, cash equivalents and restricted cash and cash equivalents	(9,994)	300,854
Cash, cash equivalents and restricted cash and cash equivalents
Beginning of period	1,837,370	946,040
End of period	$1,827,376	$1,246,894

Lyft, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Reconciliation of cash, cash equivalents and restricted cash and cash equivalents to the condensed consolidated balance sheets
Cash and cash equivalents	$1,034,869	$985,494
Restricted cash and cash equivalents	792,507	261,400
Total cash, cash equivalents and restricted cash and cash equivalents	$1,827,376	$1,246,894

Non-cash investing and financing activities
Financed vehicles acquired	$36,742	$725
Purchases of property and equipment and scooter fleet not yet settled	9,706	10,419
Right-of-use assets acquired under finance leases	2,010	1,336
Right-of-use assets acquired under operating leases	2,717	942
Remeasurement of finance and operating lease right-of-use assets	(3,655)	(509)
Repurchase of Class A common stock, including excise tax, accrued and not yet paid	5,348	—

Lyft, Inc.
GAAP to Non-GAAP Reconciliations
(in millions, except for percentages)
(unaudited)

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
Adjusted EBITDA
Net income	$14.2	$2,755.1	$2.6
Adjusted to exclude the following:
Interest expense(1)	6.3	6.0	7.5
Other income, net	(30.3)	(42.2)	(40.9)
Provision for (benefit from) income taxes	5.5	(2,902.7)	3.4
Depreciation and amortization	36.6	37.3	33.6
Stock-based compensation	86.9	80.4	93.2
Payroll tax expense related to stock-based compensation	5.3	2.8	4.0
Sublease income	0.4	0.4	0.1
Costs related to acquisitions, divestitures and other corporate matters	5.2	5.4	3.2
Certain legal, tax, and regulatory reserve changes and settlements	2.6	211.6	—
Adjusted EBITDA(2)	$132.8	$154.1	$106.5
Gross Bookings	$4,946.0	$5,074.2	$4,162.4
Net income as a percentage of Gross Bookings	0.3%	54.3%	0.1%
Adjusted EBITDA margin (calculated as a percentage of Gross Bookings)	2.7%	3.0%	2.6%
_______________
(1) Includes $1.1 million, $1.2 million and $1.3 million related to the interest component of vehicle related finance leases in the three months ended March 31, 2026, December 31, 2025 and March 31, 2025, respectively.
(2) Due to rounding, numbers presented may not add up precisely to the totals provided.

	Trailing Twelve Months Ended	Three Months Ended
	March 31, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Free cash flow
Net cash provided by operating activities	$1,188.9	$307.7	$246.2	$291.3	$343.7	$287.2
Less: purchases of property and equipment and scooter fleet	(66.7)	(20.4)	(18.6)	(13.4)	(14.3)	(6.5)
Free cash flow	$1,122.1	$287.3	$227.6	$277.8	$329.4	$280.7
_______________
Note: Due to rounding, numbers presented may not add up precisely to the totals provided.